Exhibit (M)(4)
EXHIBIT A
TO AMENDED AND RESTATED RULE 12B-1 DISTRIBUTION PLAN
(EFFECTIVE JANUARY 24, 2011)
Name of Series and Class
ICON Asia-Pacific Region Fund
Class A
Class C
ICON Bond Fund
Class C
Class I
Class A
ICON Core Equity Fund
Class C
Class I
Class A
ICON Risk-Managed Equity Fund (formerly Income Opportunity Fund; ICON Covered Call Fund)
Class C
Class I
Class A
ICON Equity Income Fund
Class C
Class I
Class A
ICON Europe Fund
Class A
Class C
ICON International Equity Fund
Class C
Class I
Class A
ICON Long/Short Fund
Class C
Class I
Class A

ICON Consumer Discretionary Fund
Class C
Class A
ICON Consumer Staples Fund (formerly ICON Leisure and Consumer Staples Fund)
Class C
Class A
ICON Energy Fund
Class C
Class A
ICON Financial Fund
Class C
Class A
ICON Healthcare Fund
Class C
Class A
ICON Industrials Fund
Class C
Class A
ICON Information Technology Fund
Class C
Class A
ICON Materials Fund
Class C
Class A
ICON Telecommunication & Utilities Fund
Class C
Class A
Effective JANUARY 24, 2011